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                                                                    EXHIBIT 99.1

Contact(s):   Media Inquiries:                     Visteon Corporation
              Greg Gardner                         Corporate Communications
              313-755-0927                         17000 Rotunda Drive
              ggardne9@visteon.com                 Dearborn, Michigan 48120
                                                   Facsimile:  313-755-7983

              Craig Miner
              313-755-5788
              lminer1@visteon.com



              Investor Inquiries:
              Derek Fiebig
              313-755-3699
              dfiebig@visteon.com

                                                                  [VISTEON LOGO]

NEWS RELEASE

VISTEON CORPORATION ANNOUNCES COOPERATIVE AGREEMENT TO EXIT SEATING BUSINESS


DEARBORN, Mich., March 5, 2003 -- Visteon Corporation today announced it will exit its seating business located in Chesterfield, Mich. The Chesterfield plant currently provides seating systems to Ford Motor Company. Ford will source current model seating business at Chesterfield to Johnson Controls Inc. effective immediately. Visteon has previously identified its seating business as non-core. Exiting that business allows Visteon to focus its product portfolio and resources on growth-oriented businesses.

In support of Visteon's strategy to pursue growth in its core businesses, Ford will award additional interiors business to Visteon's Utica, Mich., facility.

"This agreement puts us on a path to future cooperative efforts with Ford and the UAW to restructure uncompetitive businesses and grow areas of core strengths," said Peter J. Pestillo, Visteon Chairman and Chief Executive Officer.

Visteon will maintain involvement in seat production at Chesterfield during the transition period. During that period, the seat assembly operations will be transferred to Johnson Controls' local facilities.

With the cooperation and support of the United Auto Workers, affected hourly employees from Chesterfield will be offered separation packages or placement at other Ford or Visteon facilities primarily within southeastern Michigan.


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NEWS RELEASE


As part of the transition plan, salaried employees who are not placed within other Visteon facilities will be provided separation packages.

"It is a strong example of the commitment shared by Visteon, Ford and the UAW to work together to find mutually beneficial solutions," Pestillo said.

In conjunction with Visteon's exit of the seating business, the company expects to incur a special charge of about $225 million before taxes during the first quarter of 2003. Consistent with previous actions taken by the company, Visteon expects a payback period for the charge of about two years. On a cash flow basis the payback will be less than one year.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has approximately 77,000 employees and a global delivery system of more than 180 technical, manufacturing, sales, and service facilities located in 25 countries.

This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," and "projects" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in our periodic filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on Visteon's business, financial condition, and results of operations. We assume no obligation to update these forward-looking statements.

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      Visteon news releases, photographs and product specification details are available at www.visteon.com


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